Exhibit 99.2
Q4 2023 NORDSTROM EARNINGS CALL | PREPARED REMARKS

ERIK NORDSTROM | CHIEF EXECUTIVE OFFICER
Good afternoon, everyone. Thank you for joining us today.
I’ll start with our fourth quarter performance, then discuss our 2023 priorities, and cover what we’re focused on for 2024.
We delivered a strong fourth quarter with net sales of $4.3 billion, and earnings per share of 96 cents. For the full year, our results were within, or better than, the guidance we laid out, and we accomplished what we set out to do: enhance the customer experience and drive better financial performance.
Ahead of the holiday shopping season, our teams worked hard to deliver the right assortment as well as provide engaging experiences for our customers. As a result of these efforts, we achieved sequential improvement in net sales, profitability, number of customers, and purchase trips in the fourth quarter.
Throughout 2023, we remained focused on three priorities intended to drive better financial performance while keeping the customer at the center of everything we do.

Our first priority was to improve Nordstrom Rack performance. One way that we did that was by opening 19 new stores in 2023. New Rack stores continue to be an excellent investment as they deliver well in excess of their cost of capital with a relatively short payback period. However, it’s not just the new stores that drove the Rack’s impressive net sales growth in the fourth quarter, as Rack comparable store sales also grew by high-single digits. Our Rack digital business also improved in traffic and conversion in the fourth quarter, enabling sales which contributed to NordstromRack.com’s full-year profitability. From a merchandise standpoint, we focused our efforts to improve our offering at the Rack, as we know that delivering great brands at great prices is what our customers want.
Our second priority in 2023 was to increase inventory productivity. We continued to focus on managing inventory effectively, as evidenced by the positive sales-to-inventory spread in the fourth quarter, which sets us up well from a merchandise standpoint as we start the new fiscal year. Additionally, our efforts to reduce the overhang of Designer inventory met our target, and our overall newness of inventory is stronger than it was a year ago, given we had fewer aged items to clear through.
Our third priority of 2023 was to optimize our supply chain capabilities, a continuation of efforts that began in 2022. In Q4, for the sixth consecutive quarter, the team delivered another 50-plus basis points of improvement in variable supply chain expense savings, while at the same time improving our click to delivery speed.

Building on the momentum of our efforts to optimize our supply chain, we have made the strategic decision to relocate operations from our Fulfillment Center in San Bernardino, California to our West Coast Omnichannel Center, just 25 miles away in Riverside. WCOC has been scaling for several years now and is well-positioned to serve our customers across Nordstrom and Nordstrom Rack banners following the investments we have made to enhance capabilities at the facility. It is our newest, most automated facility, offering a substantially lower processing cost per unit. We recorded a $32 million asset impairment and related charge due to this relocation.
We’re pleased with the results of our efforts against our three priorities for 2023 as not only did they drive better financial outcomes for the company, but also supported our efforts to improve the customer experience.
Next, I’d like to take a moment to discuss merchandise performance in the fourth quarter as Pete is away in market and unable to join us today.
We came into Q4 in a much healthier inventory position than in the prior year, resulting in fewer markdowns during the quarter which helped to drive an expansion of our gross profit margin by 125 basis points.
Active, Beauty, and Women’s Apparel were our best performing categories in the fourth quarter with strong growth versus the prior year.
The active category was led by shoes, with strength from brands like On Running and Hoka, as well as apparel brand Vuori.

We leaned into Beauty with a strong gift selection for holiday as well as a 5x points promotion for our Nordy Club members. This offer drove incremental trips and conversion while creating a halo effect in other categories. Fragrance was the top performer in beauty at both banners, highlighted by brands such as Burberry, YSL, and Marc Jacobs. At the Nordstrom banner, designer makeup drove strong growth from Chanel, Tom Ford, and Dior, while the skincare category improved compared with the previous year. At the Rack, the rollout of an expanded offering of haircare products supported our outsized growth.
The improvement in Women’s Apparel was supported by seasonally relevant newness in addition to a turnaround with the young customer, which is an area we have a multi-year plan to improve. We are pleased with the progress in this area in Q4, which was led by our Nordstrom private brands. At the Nordstrom banner, dressier categories were the best performing. Brands such as Vince, Veronica Beard, and Cinq à Sept delivered solid growth.
Overall, we exited 2023 with improved inventory levels versus the prior year, which provides us with the opportunity to have a consistent flow of relevant product as we move toward Spring.
Turning to 2024, we’re confident in our plan for the year. Building upon the work we did in 2023, we’ve refreshed our three key priorities for 2024: Driving Nordstrom banner growth, optimizing operationally, and building on momentum at the Rack.

The first priority is to drive growth at our Nordstrom banner. Our customers value the relevance and inspiration that we offer. We aim to provide that by offering a compelling product mix, along with creating an environment where they not only shop their favorite brands and products, but also discover new ones. We will focus our Nordstrom banner efforts on digital-led growth supported by our stores. One thing we’re excited about is the launch of our digital marketplace on Nordstrom.com starting in April. By reimagining the way we work with our brand partners, we’ll grow our curated online assortment to serve more customers on even more occasions through increasing our use of unowned inventory. Marketplace will allow customers to shop more products and sizes from their favorite brands while providing them more access to new and emerging brands. As we do this, we’re also creating a more personalized digital experience that makes it easy for our customers to navigate our growing assortment. Expanding our assortment through unowned inventory has the potential to drive GMV growth in addition to providing compelling economics.
We’ll also drive Nordstrom growth by amplifying the brands that matter most to our customers, along with ensuring we have the depth in these brands, consistently across our stores and online. Beauty will also continue to play a prominent role in our assortment and growth. Our efforts are designed to create more engagement in addition to improving retention while serving customers on more occasions with the breadth of assortment that they expect from us.
Our second priority for 2024, operational optimization, builds upon the success that we’ve had in optimizing our supply chain capabilities. This entails a focus on driving faster fulfillment and delivery for our customers, as well as maximizing our inventory value throughout its lifecycle.

We will continue our efforts to improve inventory integrity and optimize inventory positioning, along with increasing the speed of product to the customer. We are making investments in systems and technology enablers to standardize and streamline our inventory processes, expanding the scale of our RFID utilization, and improving the inventory movement within our business, all with the end goal of enhancing the customer experience and improving our cost position.
Our third priority for 2024 is building on the momentum at the Rack. Opening new Rack stores is a profitable investment as well as a key way to reach more new customers and drive Rack banner growth. As we’re opening more new stores, we’re finding our performance and efficiency continues to improve. Expanding our network of stores brings our omnichannel services closer to the customer, giving them more reasons and opportunities to engage with us. We consistently hear how customers enjoy the convenience of shopping between our banners, taking advantage of the services we offer including cross-banner in-store returns, buy online, pickup in-store, and alterations.
In 2023, we opened 19 new stores and our intent is to open 22 new stores in 2024. Rack stores continue to be a growth engine for our company as they are our largest source of new customer acquisition, accounting for over 40 percent. Growing our store count also supports long-term customer retention. In fact, roughly a quarter of retained Rack customers migrate to the Nordstrom banner within four years.

We aim to deliver topline Rack growth led by stores and supported by enhanced digital capabilities in 2024. To that end, in addition to growing the number of Rack stores, we also intend to continue the profitable momentum at NordstromRack.com. By leveraging our digital assets, our suite of omnichannel offerings will enable us to grow our selection online as well as enhance the customer experience as we strive to deliver great brands at great prices for our customers, regardless of how they choose to shop.
Before I turn it over to Cathy for a review of the financials, I want to thank our teams for their focus on exceptional service to our customers and execution of the day-to-day business while remaining steadfast on our priorities.
We’re proud of the efforts that we undertook in 2023 as well as the outcomes that enhanced the customer experience and drove improved financial results. Through a clear set of priorities, we’re confident that we’ll end 2024 as an even stronger company.
And with that, I’ll hand it over to Cathy.

CATHY SMITH | CHIEF FINANCIAL OFFICER
Thanks, Erik.
And thank you all for joining us today. Although it was mentioned in the forward-looking statement at the beginning of this call, when I speak to our results and outlook, it will be on an adjusted basis for EBIT, EBIT margin, and EPS, for which the relevant reconciliations can be found at the end of this presentation and in our earnings release, both of which are available on our website.

I’ll begin by covering our fourth quarter results, then provide some additional commentary about our transition from retail to cost accounting, discuss our outlook for 2024 and quarterly timing, and close with our capital allocation priorities.
For the fourth quarter, we reported earnings per share of 96 cents compared with 74 cents in the year-ago quarter.
We are pleased with the financial results and momentum throughout the year and that we delivered on our guidance. In Q4, we finished with year-over-year increases in gross margin, EBIT, and EPS despite net sales that were essentially flat on a like-for-like basis.
Net sales increased 2 percent in the fourth quarter which includes a benefit of 460 basis points related to the 53rd week and a 250 basis point unfavorable impact from the wind-down of Canadian operations.
Total GMV increased 2 percent in the fourth quarter.
Nordstrom banner net sales decreased 3 percent, including a 410 basis point benefit related to the 53rd week, and a 355 basis point negative impact from the wind-down of Canadian operations. Nordstrom banner GMV decreased 3 percent in the fourth quarter.
Nordstrom Rack net sales increased 15 percent, including a benefit of 580 basis points related to the 53rd week. Throughout the year, we saw steady progress quarter over quarter in the top line as we focused on this growth driver.
Although digital sales in the fourth quarter decreased 2 percent compared with the same period in fiscal 2022, we saw quarter-over-quarter sales improvement. Digital sales represented 38 percent of total sales during the quarter.

Gross profit, as a percentage of net sales, of 34.4 percent increased 125 basis points compared with the same period last year due to lower markdowns, lower buying and occupancy costs and leverage on higher sales.
Ending inventory decreased 3 percent in the quarter. We are pleased with the progress on inventory productivity we delivered this year. As Erik mentioned, we exited the year with improved inventory levels versus last year, which set us up well to start the new fiscal year.
Reported SG&A expenses as a percentage of net sales increased 85 basis points in the fourth quarter including a $32 million supply chain asset impairment and related charge. Excluding the charge, SG&A expenses, as a percentage of net sales, were in line with the year-ago quarter as the impact of higher labor costs was offset by improvements in variable costs from supply chain efficiencies and leverage on higher sales. Our supply chain initiatives continued to deliver strong results over the last year.
Our EBIT margin for the fourth quarter was 5.7 percent versus 4.5 percent in the year ago quarter.
And we ended the fourth quarter with $1.4 billion in available liquidity, including over $600 million in cash. Our balance sheet and financial position remain solid.
Next, I want to take a moment to speak about our fiscal 2024 conversion from the retail method of accounting for inventory to the cost method.
This shift to operating in units and cost lays the foundation for us to deliver on our business priorities more effectively. We will see profitability at the item level, guiding us in executing with intention and speed.

We anticipate that utilizing cost accounting for financial reporting purposes in 2024 will result in a slight headwind in our 2024 results. More on that in a moment.
Turning to our outlook for the year, I’ll start by discussing the current environment and related assumptions underlying our guidance.
We expect 2024 to be a year of continued momentum toward the long-term strength and durability of our business. We continue to see a cautious consumer that is mindful of discretionary purchases in light of inflation, higher interest rates, and the resumption of student loan payments.
Regardless of the external environment, we will remain focused and expect to make progress on the three 2024 priorities that Erik discussed, following the solid execution against our 2023 priorities.
In 2024, we expect full-year revenue in the range of a decline of 2 percent to an increase of 1 percent, which includes a headwind of approximately 135 basis points from the 53rd week in 2023’s results. We expect revenue to follow a typical quarterly cadence.
In 2023, our credit card revenue represented slightly over 3 percent of net sales. We anticipate credit card revenue should be closer to 3 percent of net sales in 2024.
Now that we are consistently opening new Rack stores, we will be providing comparable sales data on a quarterly basis, beginning in Q1. As such, we expect total company comparable sales in a range of a decrease of 1 percent to an increase of 2 percent in 2024, versus 52 weeks in 2023.

Turning to profitability, we expect EBIT margin in the range of 3.5 percent to 4 percent, with EBIT reflecting slight pressure due to the aforementioned conversion from retail to cost accounting and modest increases in SG&A to support Rack growth.
We expect a 2 percentage point increase in our effective tax rate, relative to 2023, to be back at our typical rate of 27 percent.
From an earnings per share perspective, we anticipate full-year results in the range of $1.65 to $2.05, again weighed upon modestly by the accounting method change as well as the anticipated increase in our effective tax rate, relative to 2023.
Although we don’t typically focus on our guidance on a quarter-by-quarter basis, I would like to offer a few comments on our expectations for the cadence of the year. The estimated timing of markdown recognition under the retail method versus the cost method is anticipated to weigh heavier on the first half results, primarily in Q1. Under the retail method of accounting, last year’s Q1 benefited modestly due to the timing of markdown recognition in Q4 2022; however, under the cost method, we do not anticipate that to repeat. We expect this Q1’s results to be near break-even to a slight loss, and Q2 to have about one-third of the year’s earnings. As the year progresses, with our Anniversary Sale almost entirely in the second quarter as one week shifts back out of Q3, the rest of the year should follow a more traditional cadence as the estimated headwind from the change in accounting method lessens throughout the year.

Turning to capital allocation, our priorities remain the same. The first is investing in the business to better serve our customers and support long-term growth. We continue to plan for capital expenditures of 3 to 4 percent of net sales.
Our second priority is reducing our leverage. We remain committed to an investment grade credit rating through a combination of earnings improvement and debt reduction and continue to target a leverage ratio below 2.5 times. We have a bond maturity of $250 million in April that we intend to retire using cash on hand.
Our third priority is returning cash to shareholders. Last week, our board of directors declared a quarterly cash dividend of $0.19 per share.
In closing, we made great progress against our priorities and delivered on our guidance for the year in 2023. I’m looking forward to the progress that we’ll make this year and getting after the growth opportunities we have, both at Nordstrom banner and the Rack. As I mentioned earlier, we expect 2024 to be a year of continued momentum toward the long-term strength and durability of our business.
We thank you for your interest in Nordstrom.